Exhibit 99.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

DRYROCK FUNDING LLC

THE UNDERSIGNED is executing this Limited Liability Company Agreement (this “Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18‑101 et seq. (as amended and in effect from time to time, the “Delaware Act”), and does hereby certify as follows:

1.                  Name; Formation.  The name of the Company shall be Dryrock Funding LLC, or such other name as the Board of Directors may from time to time hereafter designate.  The Company shall be formed upon the execution and filing by any Director or Member, by any officer or employee of the Company’s registered agent in Delaware, by Alyson Poppiti or by any other person designated by the Board of Directors, each such person or entity being hereby authorized to take such action, of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act.

2.                  Definitions; Rules of Construction.  In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Board of Directors” means the governance board of the Company consisting of all Directors, as referenced in Section 8 hereof.

“Capital Contribution” means, with respect to any Member, the cash, property, services or promissory obligations (if any) contributed by such Member to the Company in accordance with Section 7 hereof (the amount or agreed value of which is set forth on Schedule I).

“Director” means a member of the Board of Directors as designated in, or selected pursuant to, Section 8(d) hereof.  Each Director shall constitute a ‘manager’, as such term is defined in Section 18-101 of the Delaware Act.

“Initial Member” means Barclays Bank Delaware.

“Interest” means the ownership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member’s Percentage Interest in profits, losses, allocations and distributions, (ii) such Member’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member’s other rights and privileges as provided herein or in the Delaware Act.

“Majority in Interest of the Members” means Members whose Percentage Interests aggregate to greater than fifty percent (50%) of the Percentage Interests of all Members.

“Members” means the Initial Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members.  Reference to a “Member” means any one of the Members.

“Percentage Interest” means a Member’s share of the profits and losses of the Company and the Member’s percentage right to receive distributions of the Company’s assets.  The Percentage Interest of each Member shall be the percentage set forth opposite such Member’s name on Schedule I, as such Schedule shall be amended from time to time in accordance with the provisions hereof.  The combined Percentage Interest of all Members shall at all times equal one hundred percent (100%).

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

3.                  Purpose.  The business and purpose of the Company shall be to engage in any lawful businesses or activities that may be engaged in by a limited liability company formed under the Delaware Act, as such businesses or activities may be approved from time to time by the Board of Directors.

4.                  Offices.

(a)                The principal office of the Company, and such additional offices as the Board of Directors may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Directors may designate from time to time.

(b)               The registered office of the Company in the State of Delaware is located at 100 S. West Street, Office 120, Wilmington, Delaware 19801.  The Company is its own registered agent for service of process in the State of Delaware.  The Board of Directors may change such registered office and/or registered agent from time to time.

5.                  Members.  The name and business or residence address of each Member of the Company are as set forth on Schedule I, as the same may be amended from time to time.

6.                  Term.  The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 15 of this Agreement.

7.                  Capital Contributions; Capital Accounts; Administrative Matters.

(a)                In accordance with Section 18-301(d) of the Delaware Act, the Initial Member has not made, and is not required to make, a contribution to the Company.  Except as otherwise agreed by all Members, the Initial Member shall have no right or obligation to make any capital contributions to the Company.  Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash, property, services or promissory obligations to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

(b)               As of the date of this Agreement, the Initial Member is the sole Member of the Company.  At all times that the Company has only one Member, the Company shall be disregarded for federal and, where applicable, state, local and foreign income tax purposes and all items of income, gain, loss, deduction, credit or the like of the Company shall be treated as items of income, gain, loss, deduction, credit or the like of the Member.

(c)                If at any time the Company has more than one Member, the Members may determine that the Company shall be taxed as a “partnership” for federal and, where applicable, state, local and foreign income tax purposes, and, if they so determine, the following provisions shall apply:

(i)                 A single, separate capital account shall be established and maintained for each Member.  Each Member’s capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property); and such Member’s distributive share of Company profits (including tax exempt income).  Each Member’s capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member’s distributive share of Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes).

(ii)               Notwithstanding any provision of this Agreement to the contrary, each Member’s capital account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the regulations thereunder (the “Regulations”), including, without limitation, (x) the adjustments permitted or required by Internal Revenue Code Section 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and (y) adjustments required to maintain capital accounts in accordance with the “substantial economic effect test” set forth in the Regulations under Internal Revenue Code Section 704(b).  No Member shall have any obligation to contribute any amount to the Company in the event of a negative balance of its capital account, and the Members’ intend to use a “qualified income offset” provision as defined in Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(iii)             Any Member, including any substitute Member, who shall receive an Interest (or whose Interest shall be increased) by means of a transfer to him of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest (or the applicable percentage thereof in case of a transfer of a part of an Interest).

(iv)             All items of Company income, gain, loss, deduction, credit or the like shall be allocated among the Members in accordance with their respective Percentage Interests as set forth on Schedule I.

(d)               The fiscal year of the Company shall be a calendar year.  Unless otherwise determined by the Board of Directors, the books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

(e)                (i)  Each Member’s Interest shall be recorded on the books of the Company and, unless otherwise determined by the Board of Directors, no certificate evidencing a Member’s Interest in the Company (each, a “Certificate”) shall be issued. The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board of Directors may adopt, the Company will provide for the registration of Interests and the registration of transfers of Interests.  The Company shall maintain such register and provide for such registration.  The books of the Company shall be conclusive evidence of the ownership of all Interests in the Company.  Subject to the further terms of this Agreement, including the restrictions and limitations on transfer set forth in Section 10 hereof, the Interests in the Company shall be transferable on the books of the Company by the record holder thereof or by its duly authorized agent upon delivery to the Company of a duly executed instrument of transfer, a written agreement of the transferee to be bound by all terms and conditions hereof and such other instruments as the Board of Directors may reasonably require and such evidence of the genuineness of the execution and authorization of the foregoing as may be required by the Board of Directors.  Subject to the further terms of this Agreement, including the restrictions and limitations on transfer set forth in Section 10 hereof, upon delivery of the foregoing instruments and compliance with the foregoing conditions, the transfer shall be recorded on the books of the Company.  Until a transfer is so recorded, the owners of record of Interests shall be deemed to be the owners for all purposes hereunder and neither any Member nor the Company shall be affected by any notice of a proposed transfer.

(ii)               In the event that the Board of Directors determines to issue Certificates, the following shall apply:

(A)             Each Certificate shall be executed by such persons as are designated by the Board of Directors.

(B)              Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 7(e) and the limitations on transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate Percentage Interest as did the Certificate surrendered.  Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed, by the registered holder thereof or such holder's authorized attorney.

(C)              The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (w) makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued Certificate has been lost, destroyed or stolen, (x) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (y) if requested by the Board of Directors, delivers to the Company a bond, in form and substance satisfactory to the Board of Directors, with such surety or sureties and with fixed or open liability as the Board of Directors may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (z) satisfies any other reasonable requirements imposed by the Board of Directors.

(iii)             An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction (the “UCC”). An Interest in the Company not evidenced by a Certificate shall not constitute a security for all purposes of Article 8 of the UCC. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Interests.

8.                  Management of the Company.

(a)                Subject to the delegation of rights and powers as provided for herein and except as otherwise herein provided, management of the Company is vested in the Board of Directors and the Board of Directors shall have the sole right and authority to manage and conduct the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, powers, business and other activities of the Company.

(b)               The Board of Directors may appoint, employ or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Board of Directors may delegate to any such person (who may be designated an officer of the Company) or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate.  No Member, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the business or affairs of the Company; provided that the Members shall have the right to vote on or approve the actions specified herein or in the Delaware Act (or hereafter specified by the Board of Directors) to be voted on or consented to by the Members.  At any time that there is only one Member, any and all action provided for herein to be taken or approved by the “Members” shall be taken or approved by the sole Member.

(c)                The Board of Directors may authorize any Director(s), Member(s), officer(s), agent(s) or employee(s) to enter into any contract, to execute any instrument or certificate (including any certificate to be filed on behalf of the Company with the Secretary of State of the State of Delaware under the Delaware Act) or to take any other action in the name of and on behalf of the Company, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no Director, Member, officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.  The Board of Directors hereby authorizes the Company to become a beneficiary and to undertake all of the rights and obligations of a beneficiary under the Trust Agreement of Dryrock Issuance Trust (the “Trust”) to be entered into by and between the Company, as beneficiary, and Wilmington Trust, National Association, as owner trustee (the “Trust Agreement”), and the Company is hereby authorized to execute, deliver and perform, and any Director or officer of the Company, acting on behalf of the Company, may execute and deliver, and cause the Company to perform its obligations under the Trust Agreement and all documents, agreements, instruments, certificates, assignments, reassignments, amendments, supplements or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or other person or entity.

(d)               The number of Directors of the Company shall be as set forth on Schedule II or such other number as the Board of Directors shall determine from time to time.  The initial Director or Directors are identified on Schedule II.  Directors shall serve until their respective successors are duly elected by the Members or until their earlier death, retirement, incapacity or removal.  Directors may be removed with or without cause by a vote of a Majority in Interest of the Members.  Vacancies in the number of Directors from whatever cause shall be filled by a vote of a Majority in Interest of the Members.  The Board of Directors shall amend Schedule II from time to time to reflect changes in the number or identity of Directors made in accordance with the provisions of this Section 8(d).

(e)                Except as to actions herein specified to be taken by all of the Directors or by the Directors acting unanimously, the duties and powers of the Directors may be exercised by a majority in number of all Directors (or by any Director acting pursuant to authority delegated by a majority in number of the Directors).  Notwithstanding any other provision of this Agreement, at any time that there is only one Director, (i) any and all actions provided for herein to be taken or approved by the “Directors” or the “Board of Directors” shall be taken or approved by the sole Director and (ii) the taking of any lawful action by the Director on behalf of the Company, including the execution and/or delivery of any instrument, certificate, filing or document by the Director on behalf of the Company, or the adoption by the Director of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Company.

(f)                Regular meetings of the Board of Directors shall be held in accordance with a schedule of meetings to be adopted by resolution of the Board of Directors and no notice of any such regular meeting shall be required.  Special meetings of the Board of Directors may be called by any Director upon not less than two (2) business days prior written notice to all Directors stating the purpose or purposes thereof; provided that any Director may waive such notice prior to, at or after the meeting.  The presence in person of a majority in number of all Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that the presence of all Directors shall be required as to actions herein specified to be taken all of the Directors or by the Board of Directors acting unanimously.  Any meeting of Board of Directors may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.  In lieu of a meeting, any action to be taken by the Board of Directors may be taken by a consent in writing setting forth the action so taken executed by such number of Directors as would be required to take such action in accordance with the terms of this Agreement or the Delaware Act.  Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.  If any action is taken by the Board of Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent (provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice).

(g)               A Director shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Directors or its Members, officers, employees or committees, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid).  In addition, the Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Directors reasonably believe to be within such person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Directors hereunder in good faith and in accordance with such opinion.

9.                  Member Approvals; Meetings of Members.

(a)                Notwithstanding any other provision of this Agreement or the Delaware Act, the following actions shall require, in addition to the approval of the Board of Directors, the approval of a Majority in Interest of the Members:

(i)                 Any merger, consolidation, conversion or other reorganization of the Company; and

(ii)               The redemption of any Interest of any Member in the Company.

(b)               Any action to be taken by the Members hereunder or under the Delaware Act may be taken by vote of the Members at a meeting.  Meetings may be called by the Board of Directors upon not less than five (5) days prior written notice to all other Members.

The notice shall specify the place and time of the meeting and the general nature of the business to be transacted.  A written waiver of notice, signed by a Member, whether before or after the time stated therein, shall be deemed equivalent to notice to such Member.  Unless otherwise determined by the Board of Directors, meetings of Members shall be held at the principal place of business of the Company.  Meetings of the Members may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.  At any meeting of Members, a Majority in Interest of the Members, present in person or by proxy, shall constitute a quorum for all purposes, except that the presence of all Members shall be required as to actions herein specified to be taken by all of the Members or by the Members acting unanimously.  In lieu of a meeting, any action to be taken by the Members may be taken by a consent in writing setting forth the action so taken signed by a Majority in Interest of the Members (or Members holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of this Agreement or the Delaware Act).  Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.

10.              Assignments of Company Interests.

(a)                No Member may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) all or any part of its Interest in the Company, and no transferee of all or any part of the Interest of a Member shall be admitted as a substituted Member, without, in either event, having obtained the prior unanimous consent of all Members.

(b)               The Board of Directors shall amend Schedule I from time to time to reflect transfers made in accordance with, and as permitted under, this Section 10.  Any purported transfer in violation of this Section 10 shall be null and void and shall not be recognized by the Company.

(c)                The Initial Member agrees that any transfer of all or any part of its Interest in the Company shall be subject to the condition that such transfer not adversely affect the status of Dryrock Issuance Trust as an entity which is not subject to United States federal income tax.

11.              Resignation.  No Member shall have the right to resign from the Company except with the prior unanimous consent of all Members (exclusive of the resigning Member) and upon such terms and conditions as may be specifically agreed upon between such other Members and the resigning Member.  The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise.  A Director may resign at any time upon giving the Company not less than ten (10) days prior notice of the effective date of resignation.

12.              Additional Members.  The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Board of Directors shall amend Schedule I  to reflect the name, address and Capital Contribution of the additional Member and any agreed upon changes in Percentage Interests.

13.              Distributions.  Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Directors may determine.  Distributions shall be made to (and profits and losses shall be allocated among) Members pro  rata  in accordance with their respective Percentage Interests.

14.              Return of Capital.  No Director or Member shall have any liability for the return of any Member’s Capital Contribution, which Capital Contribution shall be payable solely from the assets of the Company.

15.              Dissolution.  The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)                The determination of all Members to dissolve the Company; or

(b)               The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

16.              Winding Up of the Company.  If the Company is dissolved pursuant to Section 15, the Board of Directors shall proceed to wind up the business and affairs of the Company in accordance with the requirements of the Delaware Act.  Upon the completion of the winding up of the Company as provided in this Section 16, the Company shall be terminated, and the Board of Directors shall cause the cancellation of the Certificate of Formation and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

17.              Limitation on Liability.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Director, Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director, Member or officer.

18.              Standard of Care; Indemnification of Directors,
                                    Officers, Employees and Agents

(a)                No Director or officer shall have any personal liability whatsoever to the Company or any Member on account of such Director’s or officer’s status as a Director or officer or by reason of such Director’s or officer’s acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Members to which such Director or officer would otherwise be subject by reason of (i) any act or omission of such Director or officer that involves actual fraud or willful misconduct or (ii) any transaction from which such Director or officer derived improper personal benefit.

(b)               The Company shall indemnify and hold harmless the Directors and each officer and the affiliates of any Director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person’s acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (ii) any transaction from which such Indemnified Person derived improper personal benefit.  The indemnities provided hereunder shall survive termination of the Company and this Agreement.  Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members.  Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

(c)                The contract rights to indemnification and to the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Members or otherwise.

(d)               The Company may maintain insurance, at its expense, to protect itself and any Member, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

(e)                The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 18 with respect to the indemnification and advancement of expenses of the Directors and officers of the Company

(f)                Notwithstanding the foregoing provisions of this Section 18, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 18 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

19.              Amendments.  This Agreement may be amended only upon the written consent of all Members without any action or approval by the Board of Directors (provided that the Board of Directors, without further approval of the Members, shall have the right to amend Schedule I or Schedule II to update information thereon in accordance with the terms of this Agreement).

20.              Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  This Agreement constitutes an agreement of or among the Member(s) and between the Company and each Member.

                        IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of June 7, 2012.

                                                                                    MEMBER:

                                                                                    BARCLAYS BANK DELAWARE

                                                                                    By:    /s/ M. Yasser Rezvi

                                                                                    Name: Yasser Rezvi

                                                                                    Title:    Treasurer, Barclays Bank Delaware

SCHEDULE I

Identification of Members,
Capital Contributions and Percentage Interests

Name & Address	Capital Contribution	Percentage Interest
Barclays Bank Delaware 125 South West Street Wilmington, DE 19801	$0.00	100%

SCHEDULE II

Directors

A.        Number of Directors:  4

B.        Identification of Directors:

                                    Yasser Rezvi

                                    Michael Stern

                                    Clint Walker

                                    Rodney Yoder